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                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                       Year Ended December 31,
                                                           ------------------------------------------------
                                                           (Dollars in thousands except per share amounts.)
                                                               1996              1995              1994
                                                           -----------       -----------       -----------
PRIMARY
-------
Average common shares outstanding                           21,027,669        20,874,336        10,158,346
Stock options-treasury stock method                            185,735           141,070            28,361
2-for-1 stock split effected in the form of a
  100% stock dividend paid November 20, 1995                        --                --        10,186,707
                                                           -----------       -----------       -----------

Average primary shares outstanding                          21,213,404        21,015,406        20,373,414
                                                           ===========       ===========       ===========

Net income                                                 $    42,883       $    35,504       $    30,728
                                                           ===========       ===========       ===========

Per share amount                                           $      2.02       $      1.69       $      1.51
                                                           ===========       ===========       ===========

FULLY DILUTED
-------------
Average common shares outstanding                           21,027,669        20,874,336        10,158,346
Stock options-treasury stock method                            239,051           141,070            36,661
2-for-1 stock split effected in the form of a
  100% stock dividend paid November 20, 1995                        --                --        10,195,007
                                                           -----------       -----------       -----------

Average fully diluted shares outstanding                    21,266,720        21,015,406        20,390,014
                                                           ===========       ===========       ===========

Net income                                                 $    42,883       $    35,504       $    30,728
                                                           ===========       ===========       ===========

Per share amount                                           $      2.02       $      1.69       $      1.51
                                                           ===========       ===========       ===========